Exhibit 10.2.29
RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into as of February 4, 2026 (the “Effective Date”) by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and the employee of the Company or one of its subsidiaries (individually or collectively referred to as “MGIC”), whose signature is set forth on the signature page hereto (the “Employee”). Capitalized terms not specifically defined in this Agreement shall have the meanings specified in Exhibit A to this Agreement or the MGIC Investment Corporation 2025 Omnibus Incentive Plan (the “Plan”).
1.    Award of RSUs.
        (a)    Subject to the terms and conditions of this Agreement and the Plan, as of the date hereof, the Company awards to the Employee the value of Time-Vested RSUs and the target value of Performance-Vested RSUs (collectively the “RSUs”) that were set forth in a document delivered to the Employee by MGIC in February 2026 to notify the Employee of the award of RSUs. If there is any difference between the value of RSUs determined by (i) such document and (ii) the value of RSUs awarded by the Committee, as reflected in the records of the Committee, the value of Time-Vested RSUs reflected in the records of the Committee (the “Value of Time-Vested RSUs Granted”) and the target value of Performance-Vested RSUs reflected in the records of the Committee (the “Target Value of Performance-Vested RSUs Granted”) shall control.
    (b)    The number of Time-Vested RSUs awarded shall be the number obtained by dividing the Value of Time-Vested RSUs Granted by the closing price per share of the Stock on the Effective Date (the “Number of Time-Vested RSUs Granted”).

    (c)    The target number of Performance-Vested RSUs awarded shall be the number obtained by dividing the Target Value of Performance-Vested RSUs Granted by the closing price per share of the Stock on the Effective Date (the “Target Number of Performance-Vested RSUs Granted”).

2.    Vest Date; Number of RSUs Vested.
(a)    If the Vest Date has not been accelerated pursuant to Section 4 or Section 10, the “Vest Date” shall be determined as follows.
(i)    The Vest Dates for Time-Vested RSUs shall be each of February 28, 2027, 2028 and 2029.

(ii)    The Vest Date for Performance-Vested RSUs shall be February 28, 2029, provided that the Committee has approved the Vesting Percentage within a reasonable time prior thereto.
(iii)    If the Committee has not approved the Vesting Percentage within a reasonable time prior to February 28, 2029, then the Committee shall approve the Vesting Percentage and Vest Date no later than March 31, 2029 and the Vest Date shall occur
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reasonably promptly (but in no event more than 15 days) after the Vesting Percentage and Vest Date are approved.
(iv)    In any case, if the Vest Date would fall on a day other than a Business Day, then the Vest Date shall occur on the next following Business Day.
(b)    Except to the extent forfeited as provided in this Agreement, and subject to withholding of shares of Stock to meet withholding obligations, on the one-year anniversary of the applicable Vest Date, RSUs shall be settled by the issuance (or transfer from treasury) of shares of Stock equal to the number determined in this Agreement (the date on which the RSUs are settled or paid, the “Release Date”). Such issuance or transfer may be accomplished by a credit into a direct registration account with the Company’s transfer agent or by an electronic transfer of shares to an account maintained with a broker/dealer. Such issuance or transfer shall be made to the Employee, or in the case of the Employee’s death, to the Employee’s Beneficiary or estate, as provided in Section 6. If the Release Date falls on a day other than a Business Day, then the Release Date shall occur on or reasonably promptly after the next following Business Day.
(c)    The number of Time-Vested RSUs for which a Vest Date will occur on the dates specified in Section 2(a)(i) will be the Number of Time-Vested RSUs Granted divided by three and rounded down to the nearest whole RSU.
(d)    If all Time-Vested RSUs would have been released but for the provisions of this Agreement that round down RSUs to the nearest whole number, the number of Time-Vested RSUs released on the last applicable Vest Date shall be the Number of Time-Vested RSUs Granted, as applicable, minus the number of applicable Time-Vested RSUs that were previously released such that on such last applicable Vest Date the fractional Time-Vested RSUs that were not released due to rounding shall be released.
(e)    Unless provided otherwise in this Agreement, the number of Performance-Vested RSUs for which a Vest Date will occur shall be the product of (i) the Target Number of Performance-Vested RSUs Granted and (ii) the Vesting Percentage. Such number of Performance Vested RSUs shall be rounded down to the nearest whole RSU.
3.    Securities Law Restrictions. The Employee agrees and acknowledges with respect to any Stock delivered in settlement of RSUs that has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and that, in the opinion of counsel to the Company, absent such registration cannot be publicly sold or otherwise disposed of, (i) the Employee will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend may be placed on the certificates or other evidence for the Stock delivered in settlement of the RSUs, or an appropriate stop-transfer order may be entered with respect to book entries relating to Stock delivered in settlement of the RSUs, to such effect.
4.    Termination of Employment Due to Death or Disability.
(a)    If the Employee’s employment with MGIC is terminated because of death prior to the final Vest Date, the Vest Date for the unvested Time-Vested RSUs and the Vest Date for the Target Number of Performance-Vested RSUs Granted shall accelerate. If the Employee’s employment with MGIC is terminated because of death prior to the Release Date, the Release Date shall occur as soon as reasonably practicable after such death.
(b)    If the Employee’s employment with MGIC is terminated because of Disability prior to the final Vest Date, the Vest Date and the Release Date for the RSUs shall be determined as provided in Section 2 as if the Employee’s employment had not terminated; however, upon the Employee’s death prior to the Vest Date or the Release Date, the provisions of subsection (a) shall apply as if the Employee’s employment with MGIC terminated because of such death.
5.    Forfeiture of RSUs; Termination of Employment Due to Retirement.
(a)    If the Employee’s employment with MGIC is terminated prior to the final Vest Date for any reason (including without limitation, termination by MGIC, with or without cause) other than death or Disability, all RSUs for which a Vest Date has not previously occurred shall be forfeited to the Company on the date of such termination except to the extent (i) otherwise provided in subsection (b) below; (ii) the Committee determines, on such terms and conditions as the Committee may impose, that the Vest Dates shall be determined as provided in Section 2 as if the Employee’s employment had not terminated; or (iii) an agreement between the Employee and the Company, or a severance plan or similar arrangement maintained by the Company (including, without limitation, the Executive Severance Plan), provides, on such terms and conditions as the Company may impose, different treatment of the RSUs, which may, without limitation, include pro rata or full accelerated vesting.
(b)    If the Employee’s employment with MGIC terminates by reason of retirement after reaching age 60 and after having been employed by MGIC for an aggregate period of at least seven years, such retirement shall not result in forfeiture of the RSUs if (i) the Employee’s employment with MGIC continues for no less than one year after the date of this Agreement, and (ii) no later than the date on which employment terminates, the Employee enters into an agreement with MGIC in the form provided by the Company to the Employee under which the Employee agrees not to compete with MGIC during a period ending one year after the latest of the dates set forth in Section 2(a)(i) or (ii) or, for residents of certain states, a confidentiality and fair competition agreement, and the Employee complies with such agreement. If the Employee enters into such agreement and thereafter breaches the terms thereof, the RSUs for which a Vest Date has not occurred shall be forfeited; the Employee shall return to the Company any Stock that was delivered to the Employee after the date on which such agreement was entered into; and MGIC may seek other remedies as contemplated in such agreement. If the Employee enters into and complies with the terms of such agreement, the Vest Date and Release Date shall be determined as provided in Section 2 as if the Employee’s employment had not terminated, however, upon the Employee’s death prior to the final Vest Date, the provisions of Section 4 shall apply as if the Employee’s employment with MGIC terminated because of such death.
(c)    Any Performance-Vested RSUs for which a Vest Date has not occurred by April 15, 2029 shall be forfeited to the Company.
6.    Beneficiary.
(a)    The Beneficiary shall be entitled to receive the Stock to be delivered in settlement of RSUs under Section 4 as a result of the death of the Employee. The Employee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by making a new designation in the Beneficiary System. The last such designation made shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Beneficiary System prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.
(b)    If no such Beneficiary designation is in effect at the time of an Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, upon the death of the Employee, the Employee’s estate shall be entitled to receive the Stock to be delivered in settlement of RSUs. If the Company is in doubt as to the right of any person to receive such property, the Company may retain the same and any distributions thereon, without liability for any interest thereon, until the Company determines the person entitled thereto, or the Company may deliver such property and any distributions thereon to any court of appropriate jurisdiction and such delivery shall be a complete discharge of the liability of the Company therefor.
7.    Voting, Dividend and Other Rights of RSUs.
(a)    Voting and Other Rights of RSUs. RSUs represent only the right to receive Stock, on the terms provided in this Agreement. The Employee shall have no rights as a holder of Stock, including the right to vote or to receive dividends, until evidence for such Stock is delivered in settlement of RSUs.
(b)    Dividend Rights. Notwithstanding the preceding subsection, on the Release Date on which RSUs are settled (or on the earliest regular payroll date thereafter on which practicable), the Company shall make a payment in cash equal to the aggregate amount that would have been paid as dividends on the shares of Stock issued or transferred in settlement (before any reduction for tax withholding) as if such shares had been outstanding on each dividend record date on and after the Effective Date and prior to the Release Date.
8.    Tax Withholding.
(a)    It shall be a condition of the obligation of the Company to deliver Stock in settlement of RSUs that the Employee shall pay MGIC upon its demand, such amount as may be requested by MGIC for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the RSUs or the delivery of Stock in settlement of the RSUs. The withholding tax obligation arising from the settlement of RSUs shall be satisfied through a withholding by the Company of a sufficient number of shares of Stock that would otherwise be delivered to the Employee.
(b)    To the extent provided in the resolutions of the Committee awarding RSUs subject to this Agreement, and subject to applicable law and accounting rules, the Employee shall be entitled to have a number of shares of Stock withheld in excess of the minimum amount required to be withheld by MGIC.
9.    Adjustments in Event of Change in Stock or Fiscal Year. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stock that occurs after the date of this Agreement but before the Release Date, the number of RSUs that have not been settled shall be proportionally adjusted for any increase or decrease in the number of outstanding shares resulting from such event, any such adjustment rounded down to the next lower whole RSU. In the event of any change in the outstanding shares of Stock for any other reason, including but not limited to, any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event which, in the judgment of the

Committee, could distort the implementation of the award of RSUs or the realization of the objectives of such award, the Committee shall make such adjustments in the RSUs, or in the terms, conditions or restrictions of this Agreement as the Committee deems equitable. In addition, if the Company changes its fiscal year from a year ending December 31, the Committee may make such adjustments in the Vest Dates as the Committee deems equitable. The determination of the Committee as to any such adjustment shall be conclusive and binding for all purposes of this Agreement.
10.    Change in Control. The provisions of Section 6 of the Plan that are applicable to restricted stock units shall apply to the RSUs. Neither the immediately preceding sentence nor the provisions of such Section 6 shall affect any vesting that occurs under Sections 3(d) and 5(i) of the Key Executive Employment and Severance Agreement (filed by the Company with the Securities and Exchange Commission with, or incorporated by the Company into, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024) or Sections 5.03 or 5.04(g) of the Executive Severance Plan (filed by the Company with the Securities and Exchange Commission with, or incorporated by the Company into, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024) . Notwithstanding anything to the contrary in this Section 10, however, no acceleration of the Release Date may occur as a result of a Change in Control unless the events constituting such Change in Control also meet the requirements to be considered a ”change in control event” for purposes of Code Section 409A, and, to the extent required to avoid the imposition of a penalty tax under Code Section 409A, no acceleration of the Release Date under any arrangement may occur solely as a result of a separation from service.
11.    Powers of Company Not Affected; No Right to Continued Employment.
(a)    The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting any property to be issued in settlement of RSUs or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b)    Nothing in this Agreement shall confer upon the Employee any right to continue in the employment of MGIC or interfere with or limit in any way the right of MGIC to terminate the Employee’s employment at any time, subject, however, to the provisions of any agreement of employment between MGIC and the Employee. The Employee acknowledges that a termination of his or her employment could occur at a time before which the Vest Dates occur, resulting in the forfeiture of the RSUs by the Employee, unless otherwise provided in this Agreement. In such event, the Employee will not be able to realize the value of the property that underlies the RSUs nor will the Employee be entitled to any compensation on account of such value.
12.    Interpretation by Committee. The Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Employees awarded RSUs.

13.    Clawback.     (a)    As a condition of the grant of the RSUs, the Employee agrees that any shares of Stock or other amounts received under this Agreement, without respect to any taxes paid, shall be subject to recovery or repayment pursuant to the terms of the Company's Clawback Policy as in effect from time to time, or otherwise to the extent the Committee deems appropriate to recover excess compensation determined to have been received on the basis of financial results that are subsequently restated.
(b)    The interpretation of this Section 13 and all computations under it shall be made by the Committee and shall not be reviewable or subject to challenge by any other person.
14.    Miscellaneous.
(a)    This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.
(b)    The waiver by the Company of any provision of this Agreement shall not operate or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.
(c)    The RSUs shall be deemed to have been awarded pursuant to the Plan and the action of the Committee authorizing such awards; as a result, such awards are subject to the terms and conditions thereof. In the event of any conflict between the terms hereof and the provisions of the Plan or such authorization, the provisions of the Plan (to such extent) and/or such authorization shall prevail. A copy of the Plan is available on request of the Employee made in writing (including by e-mail) to the Company’s Secretary.
(d)    Any notice, filing or delivery hereunder or with respect to RSUs shall be given to the Employee at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 250 East Kilbourn Avenue, Milwaukee 53202, Attention: Secretary. All such notices shall be given by first class mail, postage pre-paid, or by personal delivery.
(e)    This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Employee, the Beneficiary and the personal representative(s) and heirs of the Employee, except that the Employee may not transfer any RSUs or any interest in any RSUs.
(f)    As a condition to the grant of the RSUs, the Employee must execute an agreement not to compete (or for residents of certain states, a confidentiality and fair competition agreement) in the form provided to the Employee by the Company. If the Employee thereafter breaches the terms thereof, the RSUs shall be forfeited; the Employee shall return to the Company any Stock that was delivered to the Employee after the date on which such agreement was entered into; and MGIC may seek other remedies as contemplated in such agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized signer, and the Employee has executed this Agreement, all as of the day and year set forth above.

MGIC INVESTMENT CORPORATION By: Title: Authorized Signer
Sign Here:	Name:

EXHIBIT A
Certain Defined Terms

“Adjusted Book Value Per Share” as of a particular year-end means the Preliminary Adjusted Book Value Per Share, adjusted to eliminate: (i) the net of tax effect on book value per share resulting from repurchases of convertible and non-convertible debt; (ii) the effect on book value per share resulting from any repurchase of Stock; and (iii) the effect of the issuance of shares from share-based compensation programs.
“Beginning Adjusted Book Value Per Share” means $[ • ].
“Beneficiary” means the person(s) who at the time of the Employee’s death is designated as such in the Beneficiary System in accordance with Section 6.
“Beneficiary System” means the Company’s Fidelity portal, or any system used by the Company for purposes of allowing the Employee to designate a Beneficiary in connection with RSUs.
“Business Day” means a day that the Company and its transfer agent are open for business.
“Committee” means the Management Development, Nominating and Governance Committee of the Company’s Board of Directors, or one or more members of such committee to whom such committee delegates specified functions, or another committee of such Board administering the Plan.
“Cumulative Growth” means with respect to the Release Date for the Performance-Vested RSUs, the Adjusted Book Value Per Share at the end of the immediately prior fiscal year of the Company minus the Beginning Adjusted Book Value Per Share. If such difference is less than zero, then the Cumulative Growth shall be equal to zero.
“Disability” means the Employee is eligible for disability benefits under MGIC’s long-term disability plan or eligible for Social Security disability benefits.
“GAAP” means generally accepted accounting principles in the United States.
“Number of Time-Vested RSUs Granted” shall have the meaning given to that term in Section 1(b) of this Agreement.
“Performance-Vested RSUs” means restricted stock units awarded to the Employee under this Agreement that vest with respect to time and Cumulative Growth performance.
“Preliminary Adjusted Book Value” as of a particular year-end means the shareholders’ equity calculated in accordance with GAAP and reported in the Company’s balance sheet in the Annual Report on Form 10-K, adjusted as follows: (i) to eliminate the net-of-tax accumulated other comprehensive income (loss) reflected on the GAAP balance sheet; (ii) to eliminate dividends paid to the common stockholders of the Company and dividends deemed to be paid on restricted stock, RSUs and director phantom share units; (iii) with respect to litigation accruals and payments, to eliminate the net of tax impact to shareholders’ equity related to the establishment of an accrual, an increase in an accrual or payment for unaccrued litigation items that have been disclosed in the Company’s Annual Report on Form 10-K, unless the Committee determines to include such amounts in whole or in part because the exercise of such discretion will result in a lower Adjusted Book Value; and if a decrease in an accrual results in an increase to shareholders’ equity, the Committee may determine to eliminate in whole or in part the net of tax impact of such decrease in the accrual; (iv) to eliminate the net-of-tax financial impacts of GSE-mandated mortgage insurance cancellations inconsistent with prior business practices; and (v) to take into account adjustments set forth in the Omnibus Incentive Plan, including without limitation, for the effect of changes in accounting rules and tax law.
“Preliminary Adjusted Book Value Per Share” as of a particular year-end means the quotient of (i) the Preliminary Adjusted Book Value at such year-end divided by (ii) the number of shares of Stock outstanding at such year-end as disclosed in the Company’s Annual Report on Form 10-K.
“Stock” means the Company’s common stock.
“Target Number of Performance-Vested RSUs Granted” shall have the meaning given to that term in Section 1(c)of this Agreement.
“Target Value of Performance-Vested RSUs Granted” shall have the meaning given to that term in Section 1(a) of this Agreement.
“Time-Vested RSUs” means restricted stock units awarded to the Employee under this Agreement that vest with respect to time.
“Value of Time-Vested RSUs Granted” shall have the meaning given to that term in Section 1(a) of this Agreement.
“Vesting Percentage” means the Percentage as determined based on the Cumulative Growth in the table below:

Performance Level	Cumulative Growth	Vesting Percentage(1)
Below Threshold	Less than $[ • ]	0%
Threshold	$[ • ]	25%
Target	$[ • ]	100%
Maximum	Greater than or equal to $[ • ]	200%
(1)    If the Cumulative Growth falls between the threshold and target performance levels, or the target and maximum performance levels, then the Vesting Percentage will be the percentage derived by straight line interpolation between the applicable Vesting Percentages shown in the table.